Exhibit 99.1

Charles & Colvard Reports Fourth Quarter and Full Year 2014 Financial Results

Conference Call to Be Held Today at 4:30 PM EDT

MORRISVILLE, NC—March 12, 2015—Charles & Colvard, Ltd. (NASDAQ: CTHR), the original and leading worldwide source of Classic Moissanite™ and Forever Brilliant®, The World’s Most Brilliant Gem®, reports financial results for the fourth quarter and full year ended December 31, 2014.

Randy N. McCullough, CEO of Charles & Colvard, said, “2014 was a transitional year for our business in many respects. While we were challenged by difficult economic conditions in some of our international markets, we had strong growth in our U.S. direct-to-consumer businesses. This year also showed positive cash flows from operations, compared with negative cash flows in 2013. In addition, we strengthened our balance sheet by lowering our inventory and improving our cash position.”

He continued, “Domestic sales improved due to the ongoing execution of our growth strategies, including our direct-to-consumer channels and continued growth of our wholesale customers’ moissanite finished jewelry lines with styles that include both Forever Brilliant® and Classic Moissanite™. During this transitional year, we made the strategic decision to de-emphasize international markets, and instead allocate our resources toward further strengthening our domestic sales. Our wholesale segment sales are trending for first quarter 2015 to be consistent with the first quarter of 2014, although much of that segment’s sales historically have been recorded towards the end of the quarter. We are very encouraged about the significant increases, albeit from a small base, in sales in 2014 over 2013 through our direct-to-consumer businesses, Lulu Avenue® and Moissanite.com. We are just beginning to realize the long-anticipated benefits from the investments we have made in these segments and, although the first two months of 2015 are no guarantee of future success, we continue to see both of these segments post strong sales increases through the first two months of 2015 compared to the first two months of 2014.”

“In the fourth quarter we signed a new, exclusive, long-term supply agreement with Cree for the purchase of silicon carbide crystals. These are the crystals from which we produce our moissanite gems. Our operational capabilities increased and improved in the middle of 2014 with the opening of our new, state-of-the-art facility. We believe the foundation is now established, including our most valued partnerships, for the successful growth of a more direct to consumer business approach in 2015 and beyond,” Mr. McCullough concluded.

During 2014, the Company began managing its business primarily through three distribution channels that it uses to sell its product lines, loose jewels and finished jewelry. To reflect this change, the Company has made the decision to separate its business operations into three distinct operating and reportable segments: wholesale distribution, direct-to-consumer e-commerce business (Moissanite.com) and direct-to-consumer home party business (Lulu Avenue®). The Company is providing financial highlights that reflect this new business segmentation.

Financial Highlights for the Fourth Quarter 2014:

•	Fourth quarter 2014 sales were $7.2 million compared with $8.6 million in the year-ago fourth quarter, a decrease of 16%.
•	U.S. sales were $5.6 million for the fourth quarter compared with $6.3 million in the year-ago fourth quarter, an 11% decrease.
•	International sales were $1.6 million for the fourth quarter, compared with $2.3 million for the fourth quarter of 2014, a decrease of 30%.
•	Loose jewel sales, including the Company’s whiter Forever Brilliant® moissanite, were $2.9 million for the quarter, compared with $5.2 million for the year-ago fourth quarter, a decrease of 44%. Finished jewelry sales were $4.3 million for the quarter, compared with $3.4 million in the year-ago fourth quarter, a 27% increase.
•	The Company’s wholesale business revenue totaled $5.3 million, or 74% of sales for the quarter compared with $7.3 million, or 85% of sales in the year-ago fourth quarter.
•	The Company’s direct-to-consumer e-commerce business, Moissanite.com, increased 24% to $1.3 million, or 18% of sales from the year-ago fourth quarter when it was $1.1 million, or 12% of sales.
•	The Company’s direct-to-consumer home party business, Lulu Avenue®, increased 135% for the quarter to $0.6 million or 8% of sales, compared with $0.2 million or 3% of sales in the fourth quarter of 2013.
•	Operating expenses were $4.2 million for the fourth quarter of 2014, on par with the year-ago fourth quarter.
•	Net loss for the fourth quarter was $2.8 million, or $0.14 per share, compared with a net income of $0.1 million, or $0.01 per share, in the year-ago fourth quarter.

Financial Highlights for the Full Year Ended December 31, 2014:

•	Sales for the year ended December 31, 2014 were $25.6 million compared with $28.5 million in the year-ago period, a decrease of 10%.
•	U.S. sales were $22.1 million for the year compared with $20.7 million in the year-ago period, a 7% increase.
•	International sales were $3.5 million for the year compared with $7.8 million for the year-ago period, a 55% decrease.
•	Loose jewel sales, including the Company’s whiter Forever Brilliant® moissanite, were $12.9 million for the year compared with $18.5 million for the year-ago period, a decrease of 30%. Finished jewelry sales were $12.7 million for the year, compared with $10.0 million in 2013, a 27% increase.
•	The Company’s wholesale business revenue totaled $20.8 million, or 81% of sales for the year, compared with $25.6 million, or 90% of sales for the year-ago period.
•	The Company’s direct-to-consumer e-commerce business, Moissanite.com, had revenue of $3.4 million, or 13% of sales for the year, compared with revenue of $2.5 million, or 9% of sales a year ago. Sales of Moissanite.com increased 37% for the year.
•	Lulu Avenue®, the Company’s direct-to-consumer home party business, had revenue of $1.5 million, or 6% of sales for the year, compared with $0.4 million, or 1% of sales a year ago. Sales of Lulu Avenue® improved 252% for the year.
•	Operating expenses were $16.7 million for 2014 compared with $15.5 million a year ago.
•	Net loss for the year was $13.1 million, or $0.65 per share, compared with a net loss of $1.3 million, or $0.06 per share last year.

Financial Position

Cash and liquid investments totaled $4.0 million at December 31, 2014, an increase of $1.4 million from approximately $2.6 million at December 31, 2013. The Company had no debt outstanding as of December 31, 2014. Total inventory, including long-term and consigned inventory, was $38.9 million as of December 31, 2014, compared to $42.4 million at December 31, 2013.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. EDT on Thursday, March 12, 2015. The call will also be broadcast live on the Internet at https://www.webcaster4.com/Webcast/Page/346/7414.

The conference call will be archived for review on the Internet at https://www.webcaster4.com/Webcast/Page/346/7414 and on the Company’s website at http://www.charlesandcolvard.com/investor-relations/events until Friday, March 27, 2015.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the original and leading worldwide source of moissanite, a unique, near-colorless created gem that is distinct from other gems and jewels based on its exceptional fire, brilliance, durability, and rarity. Charles & Colvard’s Classic Moissanite™ and Forever Brilliant® are currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, outlook for the current quarter, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; the financial condition of our major customers and their willingness and ability to market our products; dependence on Cree, Inc. as the sole supplier of the raw material; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; intense competition in the worldwide jewelry industry; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; possible adverse effects of governmental regulation and oversight; and the failure to evaluate and integrate strategic opportunities, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and we undertake no obligation in future quarters to disclose our outlook for the current quarter. You are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Public Relations:

Dian Griesel Int’l.

Susan Forman, Laura Radocaj

(212) 825-3210

Investor Relations:

Taglich Brothers, Inc.

Christopher Schreiber

212-661-6886

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(2014 unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net sales	$7,209,555	$8,611,361	$25,640,649	$28,487,187
Costs and expenses:
Cost of goods sold	5,756,509	4,523,657	18,013,335	14,600,177
Sales and marketing	2,967,020	2,638,542	9,853,671	9,867,425
General and administrative	1,246,005	1,559,478	6,789,274	5,476,939
Research and development	2,706	3,124	18,070	24,903
Loss on abandonment of assets	8,322	2,975	10,523	98,027
Total costs and expenses	9,980,562	8,727,776	34,684,873	30,067,471
Loss from operations	(2,771,007)	(116,415)	(9,044,224)	(1,580,284)

Other income (expense):
Interest income	-	2,398	65	22,007
Interest expense	14	(930)	(901)	(2,106)
Total other (expense) income net	14	1,468	(836)	19,901
Loss before income taxes	(2,770,993)	(114,947)	(9,045,060)	(1,560,383)
Income tax net (expense) benefit	(3,093)	219,863	(4,051,963)	269,285
Net (loss) income	$(2,774,086)	$104,916	$(13,097,023)	$(1,291,098)

Net (loss) income per common share:
Basic	$(0.14)	$0.01	$(0.65)	$(0.06)
Diluted	$(0.14)	$0.01	$(0.65)	$(0.06)

Weighted average number of shares used in computing net (loss) income per common share:

Basic	20,363,040	20,137,521	20,295,618	19,904,170
Diluted	20,363,040	20,604,886	20,295,618	19,904,170

CHARLES & COLVARD, LTD.

CONSOLIDATED BALANCE SHEETS

(2014 unaudited)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$4,007,341	$2,573,405
Accounts receivable, net	5,510,253	10,244,732
Inventory, net	13,320,639	13,074,428
Prepaid expenses and other assets	602,850	951,635
Deferred income taxes	-	1,197,832
Total current assets	23,441,083	28,042,032

Long-term assets:
Inventory, net	25,617,990	29,337,674
Property and equipment, net	1,859,355	1,717,692
Intangible assets, net	216,947	325,867
Deferred income taxes	-	2,841,891
Other assets	291,022	58,696
Total long-term assets	27,985,314	34,281,820
TOTAL ASSETS	$51,426,397	$62,323,852

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$3,286,086	$3,670,551
Accrued cooperative advertising	220,000	188,000
Accrued expenses and other liabilities	684,577	642,186
Total current liabilities	4,190,663	4,500,737
Long-term liabilities:
Accrued expenses and other liabilities	809,879	-
Accrued income taxes	407,682	395,442
Total liabilities	5,408,224	4,896,179

Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 20,382,333 and 20,197,301 shares issued and outstanding at December 31, 2014 and 2013, respectively	53,949,001	53,949,001
Additional paid-in capital – stock-based compensation	11,628,503	9,940,980
Accumulated deficit	(19,559,331)	(6,462,308)
Total shareholders’ equity	46,018,173	57,427,673
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$51,426,397	$62,323,852

CHARLES & COLVARD, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(2014 unaudited)

	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,097,023)	$(1,291,098)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,107,955	862,683
Amortization of bond premium	-	5,068
Stock-based compensation	1,687,523	1,678,107
Provision for uncollectible accounts	734,243	3,690
Provision for sales returns	(276,000)	723,000
Provision for inventory reserves	295,000	264,000
Provision (benefit) for deferred income taxes	4,039,723	(307,133)
Loss on abandonment of assets	10,523	98,027
Changes in assets and liabilities:
Accounts receivable	4,276,236	(2,833,064)
Interest receivable	-	694
Inventory	3,178,473	(9,880,092)
Prepaid expenses and other assets, net	116,459	(260,726)
Accounts payable	(384,465)	1,557,966
Accrued cooperative advertising	32,000	(12,000)
Accrued income taxes	12,240	11,712
Accrued expenses and other liabilities	302,110	67,664
Net cash provided by (used in) operating activities	2,034,997	(9,311,502)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(545,543)	(800,367)
Proceeds from call of long-term investments	-	500,000
Patent, license rights, and trademark costs	(55,518)	(110,378)
Net cash used in investing activities	(601,061)	(410,745)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	-	420,942
Tax effect of stock based compensation	-	13,868
Net cash provided by financing activities	-	434,810

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,433,936	(9,287,437)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,573,405	11,860,842
CASH AND CASH EQUIVALENTS, END OF PERIOD	$4,007,341	$2,573,405

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$901	$2,106
Cash paid during the year for income taxes	$-	$5,570
Non-cash investing activities:
Tenant improvement allowance received under operating lease	$550,160	$-